SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 Current Report

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report(Date of earliest event reported) November 19, 2003.

                                 CYCO.NET, INC.
                 (Name of small business issuer in its charter)

                        Commission file number 000-30244

                            Nevada                           13-3389415
    (State or other jurisdiction of incorporation)      (Employer ID Number)

                   5458 Osuna Road, NE, Albuquerque, NM 87109
                    (Address of principal executive offices)

                    Issuer's telephone number (505) 710-2190

ITEM  2:  ACQUISITION OR DISPOSITION OF ASSETS

On November 19, 2003, Cyco.net, Inc. purchased all of the outstanding common stock of Orion Security Services, Inc. ("OSSI"), a Virginia corporation, that provides secure computer network and management solutions and video surveillance systems via satellite communication. In the stock for stock purchase, Cyco.net, Inc. will issue 50,000,000 shares of common stock in exchange for all of the issued and outstanding common stock of Orion Security Services, Inc.

Cyco.net acquired the stock of OSSI from the following people in exchange for the number of shares of Cyco.net's common stock set forth opposite their names:

Name:                                          No. of Shares:
----                                           -------------
Robert W. Demson                                 26,000,000
Francisco Urrea, Jr.                             20,000,000
Paul B. Goldberg                                  1,800,000
Harry A. Montefusco                               1,800,000
John R. Morrison                                    400,000

Francisco Urrea, Jr., a shareholder of OSSI, is also a director of Cyco.net.

OSSI intends to continue its operations in Oakton, Virginia and will operate as a wholly owned subsidiary of Cyco.net, Inc.

The Company plans to report on the historical financial statements of OSSI prior to the acquisition and provide pro forma financial statements of the acquisition within 60 calendar days of this filing.

EXHIBITS

10.11 Stock Purchase Agreement dated November 19, 2003, between Cyco.net, Inc. and Orion Security Services, Inc. provided herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

                              CYCO.NET, INC.



                              By:  /s/   Richard A. Urrea      December 4, 2003
                                   --------------------------
                              Richard A. Urrea
                              President